UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Red Rock Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37754	47-5081182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RRR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2026, Station Casinos LLC (the “Borrower”), a subsidiary of Red Rock Resorts, Inc. (“RRR” or the “Company”) (Nasdaq: RRR), entered into an incremental joinder agreement to its senior secured credit agreement providing for $500 million of incremental term B loans, which are fungible with the Borrower’s existing term B loans.

Incremental Joinder Agreement

The Borrower, the Company, Station Holdco LLC (“Holdco”) and certain subsidiaries of the Borrower, as guarantors (the “Guarantors”), entered into the Incremental Joinder Agreement (the “Incremental Joinder”) with the lenders party thereto and Deutsche Bank AG Cayman Islands Branch, as administrative agent and collateral agent, which amends the Borrower’s Amended and Restated Credit Agreement, dated as of March 14, 2024 (as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of December 18, 2024, and as further amended from time to time, the “Credit Agreement”). The Incremental Joinder provides for $500 million in aggregate principal amount of incremental term B loans (the “2026 Incremental Term B Loans”), which are of the same class as, fungible with and have terms identical to the term B loans outstanding under the Credit Agreement immediately prior to the effectiveness of the Incremental Joinder. The 2026 Incremental Term B Loans mature on the existing term B facility maturity date and bear interest at Term SOFR plus 2.00% per annum (or the base rate plus 1.00% per annum). Consistent with the existing borrowings under the Credit Agreement, the 2026 Incremental Term B Loans are guaranteed by all of the Borrower’s existing and future material restricted subsidiaries and are secured by pledges of all of the equity interests in the Borrower and its material restricted subsidiaries, a security interest in substantially all of the personal property of the Borrower and the subsidiary guarantors, and mortgages on the real property and improvements owned or leased by certain of the Borrower’s subsidiaries. The Borrower intends to use the proceeds from the 2026 Incremental Term B Loans to repay outstanding revolving loans under the Credit Agreement, pay related fees and expenses and for other general corporate purposes.

The Incremental Joinder is filed as Exhibit 10.1 hereto and this description thereof is qualified by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 21, 2026, the Borrower issued a press release announcing the Incremental Joinder. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and the related information in Exhibit 99.1 attached hereto is being furnished herewith, and shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Incremental Joinder Agreement, dated October 21, 2026, by and among Station Casinos LLC, Red Rock Resorts, Inc., Station Holdco LLC, the guarantors party thereto, the lenders party thereto and Deutsche Bank AG Cayman Islands Branch, as administrative agent and collateral agent

99.1	Press Release, dated October 21, 2026, issued by Red Rock Resorts, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

RED ROCK RESORTS, INC.

October 21, 2026		/s/ Stephen L. Cootey
	By:	Stephen L. Cootey
	Title:	Executive Vice President, Chief Financial Officer and Treasurer